Exhibit 4.6

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE ISSUER OF A WRITTEN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE ISSUER THAT THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS.

CLASS B WARRANT TO PURCHASE

SHARES OF COMMON STOCK

OF

MERU NETWORKS, INC.

Expires March 12, 2014

No.: W-CB-	Number of Shares:
Date of Issuance: , 20

FOR VALUE RECEIVED, the undersigned, MERU NETWORKS, INC., a Delaware corporation (together with its successors and assigns, the “Issuer”), hereby certifies that              or its registered assigns is entitled to subscribe for and purchase, during the Term (as hereinafter defined), up to              shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer, at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 8 hereof.

1. Term. The term of this Warrant shall commence on             , 20     and shall expire at 6:00 p.m., Eastern Time, on March 12, 2014 (such period being the “Term”).

2. Method of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange.

(a) Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part during the Term.

(b) Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration

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CLASS B WARRANT TO PURCHASE COMMON STOCK

therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable at such Holder’s election (i) by certified or official bank check or by wire transfer to an account designated by the Issuer, (ii) by “cashless exercise” in accordance with the provisions of subsection (c) of this Section 2, or (iii) by a combination of the foregoing methods of payment selected by the Holder of this Warrant.

(c) Cashless Exercise. Notwithstanding any provisions herein to the contrary, the Holder may exercise this Warrant by a cashless exercise and shall receive the number of shares of Common Stock equal to an amount (as determined below) by surrender of this Warrant at the principal office of the Issuer together with the properly endorsed Notice of Exercise in which event the Issuer shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X =	Y - (A)(Y)
B

Where	X =	the number of shares of Common Stock to be issued to the Holder.

	Y =	the number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

	A =	the Warrant Price.

	B =	the Per Share Market Value of one share of Common Stock.

(d) Issuance of Stock Certificates. In the event of any exercise of this Warrant in accordance with and subject to the terms and conditions hereof, certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding three (3) Trading Days after such exercise (the “Delivery Date”) or, at the request of the Holder (provided that a registration statement under the Securities Act providing for the resale of the Warrant Stock is then in effect), issued and delivered to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) within a reasonable time, not exceeding three (3) Trading Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the holder of the shares of Warrant Stock so purchased as of the date of such exercise. Notwithstanding the foregoing to the contrary, the Issuer or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on a holder’s behalf via DWAC if the Issuer and its transfer agent are participating in DTC through the DWAC system. The Holder shall deliver this original Warrant, or an indemnification undertaking with respect to such Warrant in the case of its loss, theft or destruction, at such time that this Warrant is fully exercised. With respect to partial exercises of this Warrant, the Issuer shall keep written records for the Holder of the number of shares of Warrant Stock exercised as of each date of exercise.

(e) Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Issuer fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Stock

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pursuant to an exercise on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Stock which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Issuer shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Warrant Stock that the Issuer was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of shares of Warrant Stock for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Issuer timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of the Warrant for shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Issuer shall be required to pay the Holder $1,000. The Holder shall provide the Issuer written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Issuer. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Issuer’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

(f) Transferability/Exchangeability of Warrant. Subject to Section 2(h) hereof, this Warrant may be transferred by a Holder, in whole or in part, without the consent of the Issuer. If transferred pursuant to this paragraph, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for Warrants to purchase the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant except as to the number of shares of Warrant Stock issuable pursuant thereto.

(g) Continuing Rights of Holder. The Issuer will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant; provided that if any such Holder shall fail to make, or the Issuer shall fail to honor, any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

MERU NETWORKS, INC.

CLASS B WARRANT TO PURCHASE COMMON STOCK

(h) Compliance with Securities Laws.

(i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

(ii) Except as provided in paragraph (iii) below, this Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE ISSUER OF A WRITTEN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE ISSUER THAT THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS.

(iii) The Issuer agrees to reissue this Warrant or certificates representing any of the Warrant Stock, without the legend set forth above if at such time, prior to making any transfer of any such securities, the Holder shall give written notice to the Issuer describing the manner and terms of such transfer. Such proposed transfer will not be effected until: (a) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that the registration of such securities under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Issuer with the Securities and Exchange Commission and has become effective under the Securities Act, (iii) the Issuer has received other evidence reasonably satisfactory to the Issuer that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the Holder provides the Issuer with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Issuer will respond to any such notice from a holder within three (3) Trading Days. In the case of any proposed transfer under this

MERU NETWORKS, INC.

CLASS B WARRANT TO PURCHASE COMMON STOCK

Section 2(h), the Issuer will pay the expenses of and use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, or (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in this Section 2(h) shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Warrant. Whenever a certificate representing the Warrant Stock is required to be issued to the Holder without a legend, at the request of the Holder, in lieu of delivering physical certificates representing the Warrant Stock, the Issuer shall cause its transfer agent to electronically transmit the Warrant Stock to the Holder by crediting the account of the Holder’s Prime Broker with DTC through its DWAC system (to the extent not inconsistent with any provisions of this Warrant or the Purchase Agreement).

(i) Accredited Investor Status. In no event may the Holder exercise this Warrant in whole or in part unless the Holder is an “accredited investor” as defined in Regulation D under the Securities Act.

3. Stock Fully Paid; Reservation and Listing of Shares; Covenants.

(a) Stock Fully Paid. The Issuer represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, when issued in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issuance upon exercise of this Warrant a number of authorized but unissued shares of Common Stock equal to at least one hundred twenty percent (120%) of the number of shares of Common Stock issuable upon exercise of this Warrant without regard to any limitations on exercise.

(b) Reservation. If any shares of Common Stock required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any Governmental Authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its commercially reasonable efforts as expeditiously as practicable at its expense to cause such shares to be duly registered or qualified. If the Issuer shall list any shares of Common Stock on any securities exchange or market it will, at its expense, list thereon, and maintain and increase when necessary such listing of, all shares of Warrant Stock from time to time issued upon exercise of this Warrant or as otherwise provided hereunder (provided that such Warrant Stock has been registered pursuant to a registration statement under the Securities Act then in effect), and, to the extent permissible under the applicable securities exchange rules, all unissued shares of Warrant Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed. The Issuer will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.

MERU NETWORKS, INC.

CLASS B WARRANT TO PURCHASE COMMON STOCK

(c) Covenants. The Issuer shall not by any action including, without limitation, amending the Certificate of Incorporation or the by-laws, as amended, of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Issuer will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the Certificate of Incorporation or by-laws, as amended, of the Issuer in any manner that would materially and adversely affect the rights of the Holders of the Warrants, (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant.

(d) Loss, Theft, Destruction, Mutilation of Warrants. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

(e) Payment of Taxes. The Issuer will pay any documentary stamp taxes attributable to the initial issuance of the Warrant Stock issuable upon exercise of this Warrant; provided, however, that the Issuer shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates representing Warrant Stock in a name other than that of the Holder in respect to which such shares are issued.

4. Adjustment of Warrant Price and Number of Shares Issuable Upon Exercise. The Warrant Price and the number of shares of Warrant Stock that may be purchased upon exercise of this Warrant shall be subject to adjustment from time to time as set forth in this Section 4. The Issuer shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with the notice provisions set forth in Section 5.

(a) Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale.

(i) In case the Issuer after the Original Issue Date shall do any of the following (each, a “Triggering Event”): (a) consolidate or merge with or into any other Person and the Issuer shall not be the continuing or surviving Person of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Issuer shall be changed into

MERU NETWORKS, INC.

CLASS B WARRANT TO PURCHASE COMMON STOCK

or exchanged for Securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of its Capital Stock, then, and in the case of each such Triggering Event, proper provision shall be made to the Warrant Price and the number of shares of Warrant Stock that may be purchased upon exercise of this Warrant so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, to receive at the Warrant Price as adjusted to take into account the consummation of such Triggering Event, in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the Securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto (including the right of a stockholder to elect the type of consideration it will receive upon a Triggering Event), subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for elsewhere in this Section 4. Immediately upon the occurrence of a Triggering Event, the Issuer shall notify the Holder in writing of such Triggering Event and provide the calculations in determining the number of shares of Warrant Stock issuable upon exercise of the new warrant and the adjusted Warrant Price. Upon the Holder’s request, the continuing or surviving Person as a result of such Triggering Event shall issue to the Holder a new warrant of like tenor evidencing the right to purchase the adjusted number of shares of Warrant Stock and the adjusted Warrant Price pursuant to the terms and provisions of this Section 4(a)(i). Notwithstanding the foregoing to the contrary, this Section 4(a)(i) shall only apply if the surviving entity pursuant to any such Triggering Event has a class of equity securities registered pursuant to the Exchange Act, and its common stock is listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board. In the event that the surviving entity pursuant to any such Triggering Event is not a public company that is registered pursuant to the Exchange Act, or its common stock is not listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board, then the Holder shall have the right to demand that the Issuer pay to the Holder an amount in cash equal to the value of this Warrant calculated in accordance with the Black-Scholes formula.

(ii) In the event that the Holder has elected not to exercise this Warrant prior to the consummation of a Triggering Event and has also elected not to receive an amount in cash equal to the value of this Warrant calculated in accordance with the Black-Scholes formula pursuant to the provisions of Section 4(a)(i) above, so long as the surviving entity pursuant to any Triggering Event is a company that has a class of equity securities registered pursuant to the Exchange Act, and its common stock is listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board, the surviving entity and/or each Person (other than the Issuer) which may be required to deliver any shares of Warrant Stock (including all Securities, cash or property) upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (A) the obligations of the Issuer under this Warrant (and if the Issuer shall

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CLASS B WARRANT TO PURCHASE COMMON STOCK

survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (B) the obligation to deliver to such Holder such Securities, cash or property as, in accordance with the foregoing provisions of this subsection (a), such Holder shall be entitled to receive, and the surviving entity and/or each such Person shall have similarly delivered to such Holder an opinion of counsel for the surviving entity and/or each such Person, which counsel shall be reasonably satisfactory to such Holder, or in the alternative, a written acknowledgement executed by the President or Chief Financial Officer of the Issuer, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this subsection (a)) shall be applicable to the shares Warrant Stock (including all Securities, cash or property) which the surviving entity and/or each such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

(b) Stock Dividends, Subdivisions and Combinations. If at any time the Issuer shall:

(i) make or issue or set a record date for the holders of the Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

(ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (1) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment.

(c) Certain Other Distributions. If at any time the Issuer shall make or issue or set a record date for the holders of the Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

(i) cash,

(ii) any evidences of its indebtedness, any shares of stock of any class or any other Securities or property of any nature whatsoever (other than cash, Common Stock Equivalents or Additional Shares of Common Stock), or

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CLASS B WARRANT TO PURCHASE COMMON STOCK

(iii) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Stock Equivalents or Additional Shares of Common Stock), then (1) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment multiplied by a fraction (A) the numerator of which shall be the Per Share Market Value of Common Stock at the date of taking such record and (B) the denominator of which shall be such Per Share Market Value minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Issuer and supported by an opinion from an investment banking firm mutually agreed upon by the Issuer and the Holder) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Issuer to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4(c) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4(b).

(d) Issuance of Additional Shares of Common Stock or Common Stock Equivalents. In the event the Issuer shall at any time prior to (A) the earlier of (i) the Conversion Date or (ii) one (1) year following the Original Issuance Date (the “Full Ratchet Period”) issue any Additional Shares of Common Stock (otherwise than as provided in the foregoing subsections (b) through (c) of this Section 4), at a price per share that is less than 66 2 /3% of the Warrant Price then in effect or without consideration, or (B) following the Full Ratchet Period and prior to the Conversion Date issue any issue any Additional Shares of Common Stock or Common Stock Equivalents that results in an adjustment to the Series E Conversion Price pursuant to Section 5(d)(iv)(A)(1) of the Restated Certificate, then the Warrant Price upon each such issuance shall be adjusted to the figure equal to 150% of the adjusted Series E Conversion Price resulting from such issuance, as set forth in the Certificate of Incorporation; provided, however, that if the adjustment made to the Series E Conversion Price is due solely to the issuance of shares which would otherwise be exempt from adjustment under the definition of “Additional Shares” provided herein, the Warrant Price shall instead be equal to the Series E Conversion Price in effect immediately prior to such issuance multiplied by 1.5, and the resulting Warrant Price will continue in effect until the Conversion Date, at which time “Warrant Price” shall have the meaning indicated in Section 8 hereof.

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CLASS B WARRANT TO PURCHASE COMMON STOCK

(e) Issuance of Options and Warrants. In the event the Issuer shall at any time within the Full Ratchet Period take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Issuer is the surviving Person) issue or sell, any options or warrants as part of a capital raise or other financing activity (other than up to 5% Warrant Coverage as part of a non-convertible loan or lease transaction with a bank or other financial institution, provided that the exercise price of these warrants is not less than the fair market value (at the time of issuance of the warrant) of such shares of capital stock), whether or not immediately exercisable, and the price per share for which Common Stock is issuable upon exercise thereof (the “Exercise Price”) shall be less than the Warrant Price in effect immediately prior to the time of such issue or sale, or if, after any such issuance of options or warrants, the Exercise Price thereafter is amended or adjusted, and such price as so amended shall be less than the Warrant Price in effect at the time of such amendment or adjustment, then the Warrant Price then in effect shall be adjusted to the Exercise Price. No further adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect shall be made upon the actual issue of such Common Stock upon exercise of such options or warrants. “Warrant Coverage” shall mean the percentage obtained by dividing (i) the aggregate exercise price of the warrant(s) (i.e., the product of (A) the exercise price of the warrant(s) issued in connection with the transaction and (B) the total number of shares of capital stock issuable upon exercise of the warrant(s)) by (ii) the total principal amount of the loan or lease transaction associated with the issuance of the warrants.

(f) Subsequent Common Stock and Common Stock Equivalents Issues. In the event the Issuer, shall, at any time after the Full Ratchet Period, issue or sell any options or warrants not covered by 4(d)(B) hereof as part of a capital raise or other financing activity (other than up to 5% Warrant Coverage as part of a non-convertible loan or lease transaction with a bank or other financial institution, provided that the exercise price of these warrants is not less than the fair market value (at the time of issuance of the warrant) of such shares of capital stock), with an Exercise Price less than the Warrant Price, or without consideration, the Warrant Price then in effect upon each such issuance shall be adjusted to that price (rounded to the nearest cent) determined by multiplying the Warrant Price by a fraction: (1) the numerator of which shall be equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus (B) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the then Warrant Price; and (2) the denominator of which shall be equal to the number of shares of Common Stock outstanding immediately after the issuance of such Additional Shares of Common Stock. No further adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect shall be made upon the actual issue of such Common Stock upon exercise of such options or warrants.

(g) Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect provided for in this Section 4:

(i) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Common Stock Equivalents (or any warrants or other rights therefor) shall be issued for cash consideration, the consideration received by the Issuer

MERU NETWORKS, INC.

CLASS B WARRANT TO PURCHASE COMMON STOCK

therefor shall be the amount of the cash received by the Issuer therefor, or, if such Additional Shares of Common Stock or Common Stock Equivalents are offered by the Issuer for subscription, the subscription price, or, if such Additional Shares of Common Stock or Common Stock Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Issuer for and in the underwriting of, or otherwise in connection with, the issuance thereof). In connection with any merger or consolidation in which the Issuer is the surviving Person (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Issuer shall be changed to or exchanged for the stock or other securities of another Person), the amount of consideration therefore shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board, of such portion of the assets and business of the nonsurviving Person as the Board may determine to be attributable to such shares of Common Stock or Common Stock Equivalents, as the case may be. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Issuer for issuing such warrants or other rights plus the additional consideration payable to the Issuer upon exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Common Stock Equivalents shall be the consideration received by the Issuer for issuing warrants or other rights to subscribe for or purchase such Common Stock Equivalents, plus the consideration paid or payable to the Issuer in respect of the subscription for or purchase of such Common Stock Equivalents, plus the additional consideration, if any, payable to the Issuer upon the exercise of the right of conversion or exchange in such Common Stock Equivalents. In the event of any consolidation or merger of the Issuer in which the Issuer is not the surviving Person or in which the previously outstanding shares of Common Stock of the Issuer shall be changed into or exchanged for the stock or other securities of another Person, or in the event of any sale of all or substantially all of the assets of the Issuer for stock or other securities of any Person, the Issuer shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other Person computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other Person. In the event any consideration received by the Issuer for any securities consists of property other than cash, the fair market value thereof at the time of issuance or as otherwise applicable shall be as determined in good faith by the Board. In the event Common Stock is issued with other shares or securities or other assets of the Issuer for consideration which covers both, the consideration computed as provided in this Section 4(g)(i) shall be allocated among such securities and assets as determined in good faith by the Board.

(ii) When Adjustments to Be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which this Warrant is exercisable that would otherwise be required may be postponed

MERU NETWORKS, INC.

CLASS B WARRANT TO PURCHASE COMMON STOCK

(except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 4(b)) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than one percent (1%) of the shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made (x) as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment, or (y) on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(iii) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest one one-hundredth (1/100th) of a share.

(iv) When Adjustment Not Required. If the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(h) Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

(i) Escrow of Warrant Stock. If after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and the Holder exercises this Warrant, any shares of Common Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for the Holder by the Issuer to be issued to the Holder upon and to the extent that the event actually takes place, upon payment of the current Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by the Issuer and escrowed property returned.

5. Notice of Adjustments. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an “Adjustment”), the Issuer shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the Adjustment, the amount of the Adjustment, the method by which such Adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such Adjustment, and shall cause copies of such

MERU NETWORKS, INC.

CLASS B WARRANT TO PURCHASE COMMON STOCK

certificate to be delivered to the Holder of this Warrant promptly after each Adjustment. Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate may at the option of the Holder of this Warrant be submitted to an Independent Appraiser selected by the Holder; provided that the Issuer shall have ten (10) days after receipt of notice from such Holder of its selection of such Independent Appraiser to object thereto, in which case such Holder shall select another such Independent Appraiser and the Issuer shall have no such right of objection. The Independent Appraiser selected by the Holder of this Warrant as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Issuer and such Holder within thirty (30) days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto. The costs and expenses of the initial firm selected as Independent Appraiser shall be paid equally by the Issuer and the Holder and, in the case of an objection by the Issuer, the costs and expenses of the subsequent firm selected as Independent Appraiser shall be paid in full by the Issuer.

6. Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall round the number of shares to be issued upon exercise up to the nearest whole number of shares.

7. [intentionally omitted]

8. Definitions. For the purposes of this Warrant, the following terms have the following meanings:

“Additional Shares of Common Stock” means all shares of Common Stock issued by the Issuer after the Original Issue Date, and all shares of Other Common, if any, issued by the Issuer after the Original Issue Date, except: (i) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation that do not exceed 25% of the outstanding Common Stock of the Issuer as of the date of the Purchase Agreement (such percentage subject to adjustment in a manner consistent with the adjustments to the Warrant Price contemplated in Section 4 hereof) and such issuances are determined in the light of the whole transaction to which they are a part to be in the best interests of the Issuer, (ii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date of the Purchase Agreement or issued pursuant to the Purchase Agreement (so long as the conversion or exercise price in such securities are not amended to lower such price and/or adversely affect the Holders), (iii) Common Stock issued or the issuance or grants of options to purchase Common Stock pursuant to the Issuer’s stock option plans and employee stock purchase plans approved by the Issuer’s Board of Directors, including a majority of its independent directors, and (iv) securities issued in connection with bona fide strategic license agreements or other partnering agreements so long as such issuances are not for the purpose of raising capital which are approved by a majority of its independent directors and such issuances are determined in the light of the whole transaction to which they are a part to be in the best interests of the Issuer.

“Board” shall mean the Board of Directors of the Issuer.

“Capital Stock” means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

MERU NETWORKS, INC.

CLASS B WARRANT TO PURCHASE COMMON STOCK

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Issuer as in effect on the Original Issue Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

“Common Stock” means the Common Stock, $0.0005 par value per share, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

“Common Stock Equivalent” means any Convertible Security or warrant, option or other right to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Security.

“Conversion Date” means the date on which the Issuer’s Series E convertible preferred stock is automatically converted into Common Stock in accordance with its terms.

“Convertible Securities” means evidences of indebtedness, shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for Additional Shares of Common Stock. The term “Convertible Security” means one of the Convertible Securities.

“Delivery Date” shall be the date not exceeding three (3) Trading Days after an exercise of this Warrant.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiration Date” means March 12, 2014.

“Final Series E Conversion Price” means the Series E Conversion Price in effect on the date the Series E Preferred Stock of the Company is converted into Common Stock.

“Governmental Authority” means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

“Holders” mean the Persons who shall from time to time own any Warrant. The term “Holder” means one of the Holders.

“Independent Appraiser” means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.

“Issuer” means Meru Networks, Inc., a Delaware corporation, and its successors.

MERU NETWORKS, INC.

CLASS B WARRANT TO PURCHASE COMMON STOCK

“Majority Holders” means at any time the Holders of Warrants exercisable for a majority of the shares of Warrant Stock issuable under the Warrants at the time outstanding.

“Original Issue Date” means             , 2010.

“Other Common” means any other Capital Stock of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Common Stock) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

“Outstanding Common Stock” means, at any given time, the aggregate amount of outstanding shares of Common Stock, assuming full exercise, conversion or exchange (as applicable) of all options, warrants and other Securities which are convertible into or exercisable or exchangeable for, and any right to subscribe for, shares of Common Stock that are outstanding at such time.

“Person” means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

“Per Share Market Value” means on any particular date (a) the last closing bid price per share of the Common Stock on such date on Trading Market on which the Common Stock is then listed, or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on a Trading Market, the last closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the “Pink Sheet” quotes for the applicable Trading Days preceding such date of determination, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Independent Appraiser selected in good faith by the Majority Holders; provided, however, that the Issuer, after receipt of the determination by such Independent Appraiser, shall have the right to select an additional Independent Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Independent Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period. The determination of fair market value by an Independent Appraiser shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

“Purchase Agreement” means the Securities Purchase Agreement dated as of March 6, 2009, among the Issuer and the Purchasers.

MERU NETWORKS, INC.

CLASS B WARRANT TO PURCHASE COMMON STOCK

“Purchasers” means the purchasers of the Preferred Shares and the Warrants issued by the Issuer pursuant to the Purchase Agreement.

“Securities” means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. “Security” means one of the Securities.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

“Series E Conversion Price” means the Series E Conversion Price as defined in the Certificate of Incorporation, initially $0.70229, as adjusted from time to time pursuant to Section C.5(d)(iv)(A) of the Certificate of Incorporation.

“Subsidiary” means any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

“Term” has the meaning specified in Section 1 hereof.

“Trading Day” means (a) a day on which the Common Stock is traded on the Trading Market, or (b) if the Common Stock is not traded on a Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Voting Stock” means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

“Warrants” means the Class B Warrants issued and sold pursuant to the Purchase Agreement, including, without limitation, this Warrant, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(c), 2(d) or 2(e) hereof or of any of such other Warrants.

“Warrant Price” means (i) prior to the Conversion Date, the figure obtained by multiplying 1.5 by the Series E Conversion Price and (ii) after the Conversion Date, the figure obtained by multiplying 1.5 by the Final Series E Conversion Price, as may be further adjusted from time to time, as a result of the adjustments specified in Section 4 of this Warrant.

“Warrant Share Number” means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

MERU NETWORKS, INC.

CLASS B WARRANT TO PURCHASE COMMON STOCK

“Warrant Stock” means Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants and/or Securities, cash and property to which such Holder would have been entitled upon the occurrence of certain events set forth in Section 4.

9. Other Notices. In case at any time:

(A)	the Issuer shall make any distributions to the holders of Common Stock; or

(B)	the Issuer shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or other rights; or

(C)	there shall be any reclassification of the Capital Stock of the Issuer; or

(D)	there shall be any capital reorganization by the Issuer; or

(E)	there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer’s property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

(F)	there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Stock;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty (20) days prior to the action in question and not less than ten (10) days prior to the record date or the date on which the Issuer’s transfer books are closed in respect thereto. This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Common Stock.

MERU NETWORKS, INC.

CLASS B WARRANT TO PURCHASE COMMON STOCK

10. Amendment and Waiver; Failure or Indulgence Not Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Majority Holders; provided, however, that no such amendment or waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this Section 10 without the consent of the Holder of this Warrant. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Warrant unless the same consideration is also offered to all holders of the Warrants. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

11. Governing Law; Jurisdiction. The parties acknowledge and agree that any claim, controversy, dispute or action relating in any way to this agreement or the subject matter of this agreement shall be governed solely by the laws of the State of New York, without regard to any conflict of laws doctrines. The parties irrevocably consent to being served with legal process issued from the state and federal courts located in New York and irrevocably consent to the exclusive personal jurisdiction of the federal and state courts situated in the State of New York. The parties irrevocably waive any objections to the personal jurisdiction of these courts. Said courts shall have sole and exclusive jurisdiction over any and all claims, controversies, disputes and actions which in any way relate to this agreement or the subject matter of this agreement. The parties also irrevocably waive any objections that these courts constitute an oppressive, unfair, or inconvenient forum and agree not to seek to change venue on these grounds or any other grounds.

12. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Issuer:	Meru Networks, Inc. 894 Ross Drive Sunnyvale, CA 94089
Telephone No.: (408) 215-5300 Facsimile No.: (408) 215-5301 Attention: Chief Executive Officer

MERU NETWORKS, INC.

CLASS B WARRANT TO PURCHASE COMMON STOCK

with copies (which copies
shall not constitute notice) to:	Pillsbury Winthrop Shaw Pittman LLP
2475 Hanover Street
Palo Alto, CA 94304-1114 Telephone No.: (650) 233-4625 Facsimile No.: (650) 665-8582
Attention: Stanley F. Pierson

If to any Holder:	At the address of such Holder set forth on Exhibit A to the Purchase Agreement, with copies to:

Loeb & Loeb LLP
345 Park Avenue New York, New York 10154 Attention: Fran Stoller.
Tel. No.: (212) 407-4035 Fax No.: (212) 214-0706

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

13. Warrant Agent. The Issuer may, by written notice to each Holder of this Warrant, appoint an agent having an office in New York, New York for the purpose of issuing shares of Warrant Stock on the exercise of this Warrant pursuant to Section 2(e) hereof, exchanging this Warrant pursuant to Section 2(e) hereof or replacing this Warrant pursuant to Section 3(d) hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

14. Remedies. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit Holder’s right to pursue actual damages for any failure by the Issuer to comply with the terms of this Warrant. Amounts set forth or provided for herein with respect to payments, exercise and the like (and the computation thereof) shall be the amounts to be received by the Holder hereof and shall not, except as expressly provided herein, be subject to any other obligation of the Issuer (or the performance thereof). The Issuer acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Issuer agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

15. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Stock.

MERU NETWORKS, INC.

CLASS B WARRANT TO PURCHASE COMMON STOCK

16. Construction. This Warrant shall be deemed to be jointly drafted by the Issuer and the Holder and shall not be construed against any person as the drafter hereof.

17. Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

18. Registration Rights. The Holder of this Warrant is entitled to the benefit of certain registration rights with respect to the shares of Warrant Stock issuable upon the exercise of this Warrant pursuant to the Purchase Agreement and the registration rights with respect to the shares of Warrant Stock issuable upon the exercise of this Warrant by any subsequent Holder may only be assigned in accordance with the terms and provisions of the Purchase Agreement.

19. Enforcement Expenses. The Issuer agrees to pay all costs and expenses of the Holder incurred as a result of enforcement of this Warrant, including, without limitation, reasonable attorneys’ fees and expenses.

20. Binding Effect. The obligations of the Issuer and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

* * *

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MERU NETWORKS, INC.

CLASS B WARRANT TO PURCHASE COMMON STOCK

IN WITNESS WHEREOF, the Issuer has executed this Class B Warrant as of the day and year first above written.

MERU NETWORKS, INC.

By:
Name:	Ihab Abu-Hakima
Title:	President and Chief Executive Officer

MERU NETWORKS, INC.

CLASS B WARRANT TO PURCHASE COMMON STOCK

SIGNATURE PAGE

EXERCISE FORM

CLASS B WARRANT

MERU NETWORKS, INC.

The undersigned                     , pursuant to the provisions of the within Warrant, hereby elects to purchase              shares of Common Stock of Meru Networks, Inc. covered by the within Warrant.

Dated:	Signature

Address

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise:

The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.

The undersigned intends that payment of the Warrant Price shall be made as (check one):

Cash Exercise

Cashless Exercise

If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $         by certified or official bank check (or via wire transfer) to the Issuer in accordance with the terms of the Warrant.

If the Holder has elected a Cashless Exercise, a certificate shall be issued to the Holder for the number of shares equal to the whole number portion of the product of the calculation set forth below, which is                     . The Issuer shall pay a cash adjustment in respect of the fractional portion of the product of the calculation set forth below in an amount equal to the product of the fractional portion of such product and the Per Share Market Value on the date of exercise, which product is                     .

X = Y - (A)(Y)
B

Where:

The number of shares of Common Stock to be issued to the Holder                     (“X”).

The number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised                      (“Y”).

The Warrant Price                      (“A”).

The Per Share Market Value of one share of Common Stock                     (“B”).

ASSIGNMENT

FOR VALUE RECEIVED,                      hereby sells, assigns and transfers unto                      the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint                     , attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED,                      hereby sells, assigns and transfers unto                              the right to purchase              shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint                             , attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

FOR USE BY THE ISSUER ONLY:

This Warrant No. BW-     canceled (or transferred or exchanged) this      day of             ,         , shares of Common Stock issued therefor in the name of                     , Warrant No. BW-     issued for              shares of Common Stock in the name of                         .

MERU NETWORKS, INC.

CLASS B WARRANT TO PURCHASE COMMON STOCK

ii

MERU NETWORKS, INC.

AMENDMENT TO

CLASS B WARRANT TO PURCHASE COMMON STOCK

This AMENDMENT TO CLASS B WARRANT TO PURCHASE COMMON STOCK (the “Amendment”), is made as of the 9th day of March, 2010. This Amendment amends each of the Class B Warrants to Purchase Shares of Common Stock (each a “Warrant” and collectively, the “Warrants”) issued pursuant to that certain Securities Purchase Agreement dated as of March 6, 2009, as amended from time to time, by and between MERU NETWORKS, INC., a Delaware corporation (the “Company”), and certain investors therein (the “Purchase Agreement”) whereby the Company sold units consisting of one share of Series E Preferred Stock, one-half of a Class A warrant to purchase common stock and one-half of a Class B warrant to purchase common stock. This Amendment is between the Company and the holders of the Warrants.

RECITALS

A. Section 4(a)(i) of the Warrants provides that in the event the Company consummates a Triggering Event, proper provision shall be made to ensure that the Holders of the Warrants who did not elect to exercise the Warrants prior to the Triggering Event shall be entitled, upon the exercise thereof, to the Securities, cash and property to which such Holder would have been entitled if such Holder had exercised the Warrant prior to the Triggering Event (the “Triggering Event Right”).

B. Section 4(a)(i) also provides (i) that the Triggering Event Right shall only apply if the surviving entity pursuant to the Triggering Event has a class of equity securities registered pursuant to the Exchange Act and its common stock is listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board (a “Public Entity”) (the “Public Entity Restriction”) and (ii) that if the surviving entity is not a Public Entity, then the Holders of the Warrants shall have the right to a cash redemption of the Warrant (the “Cash Redemption Right”).

C. Section 4(e) and Section 4(f) of the Warrant provide for an adjustment to the Warrant Price in the event the Company, at any time within the Full Ratchet Period (with respect to Section 4(e)) or after the Full Ratchet Period (with respect to Section 4(f)), issues or sells any options or warrants as part of a capital raise or other financing activity with an Exercise Price less than the Warrant Price (the “Option and Warrant Adjustment”).

D. Pursuant to Section 10 of the Warrants, the Warrants may be amended with a written instrument executed by the Company and the Holders of Warrants exercisable for a majority of shares of Warrant Stock issuable under the Warrants (the “Majority Holders”).

E. The Company and the Majority Holders have agreed to delete the Public Entity Restriction, the Cash Redemption Right and the Option and Warrant Adjustment provision.

MERU NETWORKS, INC.

AMENDMENT TO CLASS B COMMON STOCK WARRANTS

NOW, THEREFORE, in consideration of the mutual covenants, agreements and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, each of the Company and the Majority Holders agree as follows:

AGREEMENT

1. Amendment.

(a) The last two sentences of Section 4(a)(i) which currently read as follows:

“Notwithstanding the foregoing to the contrary, this Section 4(a)(i) shall only apply if the surviving entity pursuant to any such Triggering Event has a class of equity securities registered pursuant to the Exchange Act, and its common stock is listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board. In the event that the surviving entity pursuant to any such Triggering Event is not a public company that is registered pursuant to the Exchange Act, or its common stock is not listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board, then the Holder shall have the right to demand that the Issuer pay to the Holder an amount in cash equal to the value of this Warrant calculated in accordance with the Black-Scholes formula.”

are hereby deleted.

(b) Section 4(a)(ii) which currently reads as follows:

“In the event that the Holder has elected not to exercise this Warrant prior to the consummation of a Triggering Event and has also elected not to receive an amount in cash equal to the value of this Warrant calculated in accordance with the Black-Scholes formula pursuant to the provisions of Section 4(a)(i) above, so long as the surviving entity pursuant to any Triggering Event is a company that has a class of equity securities registered pursuant to the Exchange Act, and its common stock is listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board, the surviving entity and/or each Person (other than the Issuer) which may be required to deliver any shares of Warrant Stock (including all Securities, cash or property) upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (A) the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (B) the obligation to deliver to such Holder such Securities, cash or property as, in accordance with the foregoing provisions of this subsection (a), such Holder shall be entitled to receive, and the surviving entity and/or each such Person shall have similarly delivered to such Holder an opinion of counsel for the surviving entity and/or each such Person, which counsel shall be reasonably satisfactory to such Holder, or in the alternative, a written acknowledgement executed by the President or Chief Financial Officer of the Issuer, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this subsection (a)) shall be applicable to the shares Warrant Stock (including all Securities, cash or property) which the surviving entity and/or each such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.”

MERU NETWORKS, INC.

AMENDMENT TO CLASS B COMMON STOCK WARRANTS

is hereby amended and restated to remove the references to the Public Entity Restriction and the Cash Redemption Right and shall hereby read as follows:

In the event that the Holder has elected not to exercise this Warrant prior to the consummation of a Triggering Event, the surviving entity and/or each Person (other than the Issuer) which may be required to deliver any shares of Warrant Stock (including all Securities, cash or property) upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (A) the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (B) the obligation to deliver to such Holder such Securities, cash or property as, in accordance with the foregoing provisions of this subsection (a), such Holder shall be entitled to receive, and the surviving entity and/or each such Person shall have similarly delivered to such Holder an opinion of counsel for the surviving entity and/or each such Person, which counsel shall be reasonably satisfactory to such Holder, or in the alternative, a written acknowledgement executed by the President or Chief Financial Officer of the Issuer, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this subsection (a)) shall be applicable to the shares Warrant Stock (including all Securities, cash or property) which the surviving entity and/or each such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

(c) Section 4(e) which currently reads as follows:

“Issuance of Options and Warrants. In the event the Issuer shall at any time within the Full Ratchet Period take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Issuer is the surviving Person) issue or sell, any options or warrants as part of a capital raise or other financing activity (other than up to 5% Warrant Coverage as part of a non-convertible loan or lease transaction with a bank or other financial institution, provided that the exercise price of these warrants is not less than the fair market value (at the time of issuance of the warrant) of such shares of capital stock), whether or not immediately exercisable, and the price per share for which Common Stock is issuable upon exercise thereof (the “Exercise Price”) shall be less than the Warrant Price in effect immediately prior to the time of such issue or sale, or if, after any such issuance of options or warrants, the Exercise Price thereafter is amended or adjusted, and such price as so amended shall be less than the Warrant Price in effect at the time of such amendment or adjustment, then the Warrant Price then in effect shall be adjusted to the Exercise Price. No further adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect shall be made upon the actual issue of such Common Stock upon exercise of such options or warrants. “Warrant Coverage” shall mean the percentage obtained by dividing (i) the aggregate exercise price of the warrant(s) (i.e., the product of (A) the exercise price of the warrant(s) issued in connection with the transaction and (B) the total number of shares of capital stock issuable upon exercise of the warrant(s)) by (ii) the total principal amount of the loan or lease transaction associated with the issuance of the warrants.”

MERU NETWORKS, INC.

AMENDMENT TO CLASS B COMMON STOCK WARRANTS

is hereby amended and restated to read in its entirety as follows:

“[intentionally omitted].”

(d) Section 4(f) which currently reads as follows:

“Subsequent Common Stock and Common Stock Equivalents Issues. In the event the Issuer, shall, at any time after the Full Ratchet Period, issue or sell any options or warrants not covered by 4(d)(B) hereof as part of a capital raise or other financing activity (other than up to 5% Warrant Coverage as part of a non-convertible loan or lease transaction with a bank or other financial institution, provided that the exercise price of these warrants is not less than the fair market value (at the time of issuance of the warrant) of such shares of capital stock), with an Exercise Price less than the Warrant Price, or without consideration, the Warrant Price then in effect upon each such issuance shall be adjusted to that price (rounded to the nearest cent) determined by multiplying the Warrant Price by a fraction: (1) the numerator of which shall be equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus (B) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the then Warrant Price; and (2) the denominator of which shall be equal to the number of shares of Common Stock outstanding immediately after the issuance of such Additional Shares of Common Stock. No further adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect shall be made upon the actual issue of such Common Stock upon exercise of such options or warrants.”

is hereby amended and restated to read in its entirety as follows:

“[intentionally omitted].”

2. Defined Terms. Capitalized terms used but not defined in this Amendment have the meanings given to them in the Warrant.

3. Effect of this Amendment. This Amendment is contingent to, and shall only be effective upon, the closing of an underwritten initial public offering of the common stock of the Company.

4. Governing Law. This Amendment shall be governed by and construed under the laws of the State of New York, without giving effects to the conflicts of law principles thereof.

5. Counterparts; Facsimile Signatures. This Amendment may be executed or consented to in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile and, upon such delivery, the facsimile will be deemed to have the same

MERU NETWORKS, INC.

AMENDMENT TO CLASS B COMMON STOCK WARRANTS

effect as if the original signature had been delivered to the other party. Each Investor agrees to deliver to the Company the original signature copy by express overnight delivery. However, the failure to deliver the original signature copy and/or the nonreceipt of the original signature copy shall have no effect upon the binding and enforceable nature of this Amendment.

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MERU NETWORKS, INC.

AMENDMENT TO CLASS B COMMON STOCK WARRANTS

IN WITNESS WHEREOF, the parties have executed or otherwise consented to this Amendment as of the date first above written.

MERU NETWORKS, INC.,
a Delaware corporation

By
Ihab Abu-Hakima
Chief Executive Officer

[Investors’ signatures to follow.]

MERU NETWORKS, INC.

AMENDMENT TO CLASS B COMMON STOCK WARRANTS

SIGNATURE PAGE